UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 16, 2013

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

The registrant’s press release dated October 16, 2013, regarding its financial results for the periods ended September 30, 2013, including consolidated financial statements for the periods ended September 30, 2013, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s third quarter earnings presentation on October 16, 2013, as well as certain reconciliation and other information (“Non-GAAP Supplemental Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 16, 2013

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2013 THIRD-QUARTER RESULTS

•                 GAAP Results:

•                 Diluted EPS: $3.68, up 11 percent;

•                 Net income: $4.0 billion, up 6 percent;

•                  Gross profit margin: 48.0 percent, up 0.6 points;

•                 Operating (non-GAAP) Results:

•                 Diluted EPS: $3.99, up 10 percent;

•                 Net income: $4.4 billion, up 6 percent;

•                 Gross profit margin: 49.1 percent, up 1.0 points;

•                 Revenue:

$23.7 billion, down 4 percent, down 2 percent adjusting for currency:

•                 Software revenue up 1 percent, up 2 percent adjusting for currency;

•                 Key branded middleware up 3 percent; up 4 percent adjusting for currency;

•                 Services revenue down 3 percent, up 1 percent adjusting for currency;

•                 Global Business Services revenue flat, up 5 percent adjusting for currency;

•                 Services backlog of $141 billion, up 2 percent, up 6 percent adjusting for currency;

•                 Systems and Technology revenue down 17 percent, down 16 percent adjusting for currency;

•                 System z mainframe revenue up 6 percent; up 7 percent adjusting for currency;

•                 Growth markets revenue down 9 percent, down 5 percent adjusting for currency;

•                 Business analytics revenue up 8 percent year to date;

•                 Smarter Planet revenue up more than 20 percent year to date;

•                 Cloud revenue up more than 70 percent year to date;

•                 Revenue in third-quarter exceeds $1 billion, of which about $460 million is delivered as a cloud service;

•                 Maintaining full-year 2013 Operating (non-GAAP) EPS expectation of at least $16.25; at least $16.90, excluding second-quarter workforce rebalancing charge.

ARMONK, N.Y., October 16, 2013 . . . IBM (NYSE: IBM) today announced third-quarter 2013 diluted earnings of $3.68 per share, compared with diluted earnings of $3.33 per share in the third-quarter of 2012, an increase of 11 percent. Operating (non-GAAP) diluted earnings were $3.99 per share compared with operating diluted earnings of $3.62 per share in the third-quarter of 2012, an increase of 10 percent.

Third-quarter net income was $4.0 billion compared with $3.8 billion in the third-quarter of 2012, an increase of 6 percent.  Operating (non-GAAP) net income was $4.4 billion, as compared with $4.2 billion in the third-quarter of 2012, an increase of 6 percent.

Total revenues for the third-quarter of 2013 of $23.7 billion were down 4 percent (down 2 percent, adjusting for currency) from the third-quarter of 2012.

“In the third-quarter we continued to expand operating margins and increased earnings per share, but fell short on revenue. Where we had identified high growth opportunities and pursued them aggressively — cloud, mobile, business analytics, and security — we continued to show strong growth.  This underscores our strategy to continuously transform the company to high value,” said Ginni Rometty, IBM chairman, president and chief executive officer.

“We are taking action to improve execution in our growth markets unit and in the elements of our hardware businesses that are under performing. Given these actions, our strategic initiatives and the strength of our model, we are maintaining our view for the full year and remain confident in our ability to achieve at least $20 operating EPS in 2015.”

Third-Quarter GAAP - Operating (non-GAAP) Reconciliation

Third-quarter operating (non-GAAP) diluted earnings exclude $0.31 per share of charges: $0.15 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.16 per share for retirement-related charges driven by changes to plan assets and liabilities primarily related to market performance.

Full-Year 2013 Expectations

The company expects full-year 2013 GAAP diluted earnings per share of at least $15.01.  Operating (non-GAAP) diluted earnings per share expectations remain at least $16.25; and at least $16.90, excluding the second-quarter workforce rebalancing charge of $1.0 billion.  Operating (non-GAAP) diluted earnings expectations exclude $1.24 per share of charges for amortization of purchased intangible assets, other acquisition-related charges, and retirement-related charges.

Geographic Regions

The Americas’ third-quarter revenues were $10.3 billion, a decrease of 1 percent (flat, adjusting for currency) from the 2012 period.  Revenues from Europe/Middle East/Africa were up 1 percent to $7.3 billion (down 2 percent, adjusting for currency).  Asia-Pacific revenues decreased 15 percent (down 4 percent, adjusting for currency) to $5.5 billion.  OEM revenues were $534 million, down 1 percent (flat, adjusting for currency) compared with the 2012 third-quarter.

Growth Markets

Revenues from the company’s growth markets were down 9 percent (down 5 percent, adjusting for currency).  Revenues in the BRIC countries – Brazil, Russia, India and China – were down 15 percent (down 12 percent, adjusting for currency).

Services

Global Technology Services segment revenues decreased 4 percent (down 1 percent, adjusting for currency) to $9.5 billion.  Global Business Services segment revenues were flat (up 5 percent, adjusting for currency) at $4.6 billion.

Pre-tax income from Global Technology Services increased 12 percent and pre-tax margin increased to 19.4 percent.  Global Business Services pre-tax income increased 28 percent and pre-tax margin increased to 20.0 percent.

The estimated services backlog at September 30 was $141 billion, up 2 percent year over year at actual rates (up 6 percent, adjusting for currency).

Software

Revenues from the Software segment were $5.8 billion, up 1 percent (up 2 percent, adjusting for currency) compared with the third-quarter of 2012.  Software pre-tax income increased 2 percent and pre-tax margin increased to 36.8 percent.

Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Social Workforce Solutions and Rational products, were $3.7 billion, up 3 percent (up 4 percent, adjusting for currency) versus the third-quarter of 2012.  Operating systems revenues of $576 million were down 4 percent (down 2 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products were flat year over year.  Information Management software revenues increased 2 percent.  Revenues from Tivoli software increased 2 percent.  Revenues from Social Workforce Solutions increased 14 percent, and Rational software increased 12 percent.

Hardware

Revenues from the Systems and Technology segment totaled $3.2 billion for the quarter, down 17 percent (down 16 percent, adjusting for currency) from the third-quarter of 2012.  Systems and Technology pre-tax income decreased $291 million to a loss of $167 million.

Total systems revenues decreased 19 percent (down 18 percent, adjusting for currency).  Revenues from Power Systems were down 38 percent compared with the 2012 period.  Revenues from System x were down 18 percent.  Revenues from System z mainframe server products increased 6 percent compared with the year-ago period.  Total delivery of System z computing power, as measured in MIPS (millions of instructions per second), increased 56 percent.  Revenues from System Storage decreased 11 percent.  Revenues from Microelectronics OEM increased 1 percent.

Financing

Global Financing segment revenues increased 6 percent (up 9 percent, adjusting for currency) in the third-quarter at $502 million.  Pre-tax income for the segment increased 4 percent to $494 million.

Gross Profit

The company’s total gross profit margin was 48.0 percent in the 2013 third-quarter compared with 47.4 percent in the 2012 third-quarter period. Total operating (non-GAAP) gross profit margin was 49.1 percent in the 2013 third-quarter compared with 48.1 percent in the 2012 third-quarter period, with increases in Global Technology Services, Global Business Services and Global Financing.

Expense

Total expense and other income decreased 1 percent to $6.6 billion compared with the prior year period. S,G&A expense of $5.3 billion decreased 11 percent year over year, including the prior year third-quarter workforce rebalancing charge of $408 million.  R,D&E expense of $1.5 billion decreased 4 percent compared with the year-ago period.  Intellectual property and custom development income decreased to $191 million compared with $303 million a year ago.  Other (income) and expense was income of $62 million compared with prior-year income of $606 million, which included a $447 million gain from the divestiture of Retail Store Solutions.  Interest expense decreased to $97 million compared with $124 million in the prior year.

Total operating (non-GAAP) expense and other income was flat at $6.4 billion compared with the prior-year period.  Operating (non-GAAP) S,G&A expense decreased 10 percent to $5.1 billion compared with the prior-year period.  Operating (non-GAAP) R,D&E expense of $1.5 billion was down 6 percent compared with the year-ago period.

Pre-Tax Income

Pre-tax income decreased 5 percent to $4.8 billion and pre-tax margin of 20.3 percent was down 0.2 points compared with the prior-year period. Operating (non-GAAP) pre-tax income decreased 4 percent to $5.3 billion and pre-tax margin was flat compared to the year-ago period.

***

IBM’s tax rate was 16.0 percent, down 8.6 points year over year; operating (non-GAAP) tax rate was 17.0 percent, down 7.7 points compared to the year-ago period. The change in the third-quarter tax rate reflects a decrease to 23 percent in the ongoing effective tax rate for the full-year, discrete benefits associated with foreign tax audits and the third-quarter 2012 tax charge related to the divestiture of Retail Store Solutions.

Net income margin increased 1.6 points to 17.0 percent.  Total operating (non-GAAP) net income margin increased 1.7 points to 18.5 percent.

The weighted-average number of diluted common shares outstanding in the third-quarter 2013 was 1.10 billion compared with 1.15 billion shares in the same period of 2012.  As of September 30, 2013, there were 1.09 billion basic common shares outstanding.

Debt, including Global Financing, totaled $36.2 billion, compared with $33.3 billion at year-end 2012.  From a management segment view, Global Financing debt totaled $25.8 billion versus $24.5 billion at year-end 2012, resulting in a debt-to-equity ratio of 7.1 to 1.  Non-global financing debt totaled $10.4 billion, an increase of $1.6 billion since year-end 2012, resulting in a debt-to-capitalization ratio of 38.7 percent from 36.1 percent. On a year-over-year basis, debt increased $2.5 billion, primarily driven by Global Financing debt.

IBM ended the third-quarter 2013 with $10.2 billion of cash on hand and generated free cash flow of $2.2 billion, excluding Global Financing receivables, down approximately $0.9 billion year over year.  The company returned $3.0 billion to shareholders through $1.0 billion in dividends and $1.9 billion of gross share repurchases.

Year-To-Date 2013 Results

Net income for the nine months ended September 30, 2013 was $10.3 billion compared with $10.8 billion in the year-ago period, a decrease of 4 percent.  Diluted earnings per share were $9.27, flat compared to the 2012 period.  Revenues for the nine-month period totaled $72.1 billion, a decrease of 4 percent (down 2 percent, adjusting for currency) compared with $75.2 billion for the nine months of 2012.

Operating (non-GAAP) net income for the nine months ended September 30, 2013 was $11.3 billion compared with $11.5 billion in the year-ago period, a decrease of 1.4 percent.  Operating (non-GAAP) diluted earnings per share were $10.21 compared with $9.90 per diluted share for the 2012 period, an increase of 3 percent.  Operating (non-GAAP) diluted earnings per share, excluding the impact of second-quarter workforce rebalancing charges, were $10.91.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives; a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•                  presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•                  presenting non-global financing debt-to-capitalization ratio;

•                  adjusting for free cash flow;

•                  adjusting for currency (i.e., at constant currency);

•                  adjusting for workforce rebalancing.

The rationale for management’s use of non-GAAP measures is included as part of the supplemental materials presented within the third-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplemental Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/3q13.phtml.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Percent			Percent
	2013	2012	Change	2013	2012	Change
REVENUE

Global Technology Services	$9,494	$9,922	-4.3%	$28,634	$29,952	-4.4%
Gross profit margin	39.0%	37.3%		37.9%	36.3%

Global Business Services	4,558	4,542	0.4%	13,649	13,846	-1.4%
Gross profit margin	32.9%	31.2%		30.9%	30.0%

Software	5,798	5,763	0.6%	17,792	17,533	1.5%
Gross profit margin	88.0%	88.0%		88.0%	87.8%

Systems and Technology	3,247	3,895	-16.6%	10,111	11,903	-15.1%
Gross profit margin	33.6%	37.3%		34.4%	36.7%

Global Financing	502	472	6.5%	1,488	1,478	0.7%
Gross profit margin	47.2%	45.8%		46.4%	47.5%

Other	122	154	-20.8%	378	490	-22.8%
Gross profit margin	-211.6%	-80.4%		-185.3%	-71.3%

TOTAL REVENUE	23,720	24,747	-4.1%	72,052	75,203	-4.2%

GROSS PROFIT	11,380	11,732	-3.0%	34,189	35,131	-2.7%
Gross profit margin	48.0%	47.4%		47.5%	46.7%

EXPENSE AND OTHER INCOME

S,G&A	5,255	5,908	-11.0%	17,512	17,632	-0.7%
Expense to revenue	22.2%	23.9%		24.3%	23.4%

R,D&E	1,468	1,534	-4.3%	4,661	4,722	-1.3%
Expense to revenue	6.2%	6.2%		6.5%	6.3%

Intellectual property and custom development income	(191)	(303)	-36.8%	(621)	(847)	-26.7%

Other (income) and expense	(62)	(606)	-89.7%	(214)	(796)	-73.2%

Interest expense	97	124	-21.5%	289	350	-17.5%

TOTAL EXPENSE AND OTHER INCOME	6,567	6,657	-1.4%	21,627	21,060	2.7%
Expense to revenue	27.7%	26.9%		30.0%	28.0%

INCOME BEFORE INCOME TAXES	4,812	5,074	-5.2%	12,562	14,071	-10.7%
Pre-tax margin	20.3%	20.5%		17.4%	18.7%

Provision for income taxes	772	1,251	-38.3%	2,263	3,300	-31.4%
Effective tax rate	16.0%	24.6%		18.0%	23.5%

NET INCOME	$4,041	$3,824	5.7%	$10,299	$10,771	-4.4%
Net income margin	17.0%	15.5%		14.3%	14.3%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$3.68	$3.33	10.5%	$9.27	$9.27	0.0%
BASIC	$3.70	$3.36	10.1%	$9.35	$9.38	-0.3%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
ASSUMING DILUTION	1,098.8	1,149.3		1,110.7	1,161.8
BASIC	1,090.9	1,137.2		1,101.8	1,148.4

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	September 30,	December 31,
(Dollars in Millions)	2013	2012

ASSETS:

Current Assets:
Cash and cash equivalents	$10,072	$10,412
Marketable securities	160	717
Notes and accounts receivable - trade (net of allowances of $273 in 2013 and $255 in 2012)	9,865	10,667
Short-term financing receivables (net of allowances of $280 in 2013 and $288 in 2012)	16,786	18,038
Other accounts receivable (net of allowances of $29 in 2013 and $17 in 2012)	1,683	1,873
Inventories, at lower of average cost or market:
Finished goods	528	475
Work in process and raw materials	1,964	1,812

Total inventories	2,492	2,287
Deferred taxes	1,752	1,415
Prepaid expenses and other current assets	4,723	4,024

Total Current Assets	47,533	49,433

Property, plant and equipment	40,808	40,501
Less: Accumulated depreciation	26,931	26,505

Property, plant and equipment - net	13,877	13,996
Long-term financing receivables (net of allowances of $72 in 2013 and $66 in 2012)	11,675	12,812
Prepaid pension assets	1,476	945
Deferred taxes	3,682	3,973
Goodwill	30,882	29,247
Intangible assets - net	4,003	3,787
Investments and sundry assets	4,718	5,021

Total Assets	$117,845	$119,213

LIABILITIES:

Current Liabilities:
Taxes	$4,746	$4,948
Short-term debt	7,702	9,181
Accounts payable	6,263	7,952
Compensation and benefits	4,210	4,745
Deferred income	11,658	11,952
Other accrued expenses and liabilities	4,643	4,847

Total Current Liabilities	39,222	43,625

Long-term debt	28,478	24,088
Retirement and nonpension postretirement benefit obligations	17,994	20,418
Deferred income	4,087	4,491
Other liabilities	8,057	7,607

Total Liabilities	97,837	100,229

EQUITY:

IBM Stockholders’ Equity:
Common stock	51,203	50,110
Retained earnings	124,885	117,641
Treasury stock — at cost	(131,240)	(123,131)
Accumulated other comprehensive income/(loss)	(24,971)	(25,759)

Total IBM stockholders’ equity	19,877	18,860

Noncontrolling interests	131	124

Total Equity	20,008	18,984

Total Liabilities and Equity	$117,845	$119,213

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in Millions)	2013	2012	2013	2012

Net Cash from Operating Activities per GAAP:	$3,760	$4,514	$10,957	$13,240

Less: the change in Global Financing (GF) Receivables	481	327	1,628	1,245

Net Cash from Operating Activities
(Excluding GF Receivables)	3,279	4,187	9,329	11,995

Capital Expenditures, Net	(1,041)	(1,046)	(2,709)	(3,326)

Free Cash Flow
(Excluding GF Receivables)	2,238	3,141	6,620	8,670

Acquisitions	(2,382)	(342)	(2,562)	(2,266)
Divestitures	235	573	247	587
Dividends	(1,037)	(968)	(3,033)	(2,816)
Share Repurchase	(1,917)	(2,986)	(8,062)	(8,988)
Non-GF Debt	1,351	694	1,556	2,284
Other (includes GF Receivables, and GF Debt)	1,388	954	4,337	2,861

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$(125)	$1,067	$(897)	$331

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	THIRD-QUARTER 2013
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$9,494	$262	$9,755	$1,895	19.4%
Y-T-Y change	-4.3%	-8.0%	-4.4%	11.7%

Global Business Services	4,558	177	4,735	948	20.0%
Y-T-Y change	0.4%	0.9%	0.4%	28.4%

Software	5,798	744	6,542	2,410	36.8%
Y-T-Y change	0.6%	-11.8%	-1.0%	2.3%

Systems and Technology	3,247	168	3,415	(167)	-4.9%
Y-T-Y change	-16.6%	-7.3%	-16.2%	NM

Global Financing	502	512	1,015	494	48.7%
Y-T-Y change	6.5%	4.2%	5.3%	3.8%

TOTAL REPORTABLE SEGMENTS	$23,599	$1,863	$25,461	$5,579	21.9%
Y-T-Y change	-4.0%	-5.7%	-4.2%	3.5%

Eliminations / Other	122	(1,863)	(1,741)	(766)

TOTAL IBM CONSOLIDATED	$23,720	$0	$23,720	$4,812	20.3%
Y-T-Y change	-4.1%		-4.1%	-5.2%

NM - Not Meaningful

	THIRD-QUARTER 2012
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$9,922	$285	$10,206	$1,697	16.6%

Global Business Services	4,542	175	4,717	738	15.6%

Software	5,763	843	6,606	2,355	35.6%

Systems and Technology	3,895	181	4,076	124	3.0%

Global Financing	472	491	963	476	49.4%

TOTAL REPORTABLE SEGMENTS	$24,594	$1,976	$26,570	$5,389	20.3%

Eliminations / Other	154	(1,976)	(1,822)	(315)

TOTAL IBM CONSOLIDATED	$24,747	$0	$24,747	$5,074	20.5%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	NINE-MONTHS 2013
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$28,634	$801	$29,435	$4,994	17.0%
Y-T-Y change	-4.4%	-7.7%	-4.5%	1.2%

Global Business Services	13,649	545	14,194	2,274	16.0%
Y-T-Y change	-1.4%	1.3%	-1.3%	6.1%

Software	17,792	2,312	20,105	6,867	34.2%
Y-T-Y change	1.5%	-6.0%	0.6%	1.1%

Systems and Technology	10,111	423	10,533	(713)	-6.8%
Y-T-Y change	-15.1%	-13.9%	-15.0%	NM

Global Financing	1,488	1,628	3,116	1,582	50.8%
Y-T-Y change	0.7%	9.1%	4.9%	4.4%

TOTAL REPORTABLE SEGMENTS	$71,674	$5,710	$77,383	$15,003	19.4%
Y-T-Y change	-4.1%	-2.4%	-3.9%	-4.1%

Eliminations / Other	378	(5,710)	(5,331)	(2,441)

TOTAL IBM CONSOLIDATED	$72,052	$0	$72,052	$12,562	17.4%
Y-T-Y change	-4.2%		-4.2%	-10.7%

NM - Not Meaningful

	NINE-MONTHS 2012
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$29,952	$869	$30,821	$4,934	16.0%

Global Business Services	13,846	538	14,384	2,142	14.9%

Software	17,533	2,459	19,992	6,793	34.0%

Systems and Technology	11,903	491	12,394	253	2.0%

Global Financing	1,478	1,492	2,970	1,516	51.0%

TOTAL REPORTABLE SEGMENTS	$74,713	$5,848	$80,561	$15,637	19.4%

Eliminations / Other	490	(5,848)	(5,358)	(1,566)

TOTAL IBM CONSOLIDATED	$75,203	$0	$75,203	$14,071	18.7%

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	THIRD-QUARTER 2013
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$11,380	$102		$154		$11,636

Gross Profit Margin	48.0%	0.4	Pts	0.6	Pts	49.1%

S,G&A	5,255	(111)		(89)		5,055

R,D&E	1,468	0		(14)		1,454

Other (Income) & Expense	(62)	(1)		0		(63)

Total Expense & Other (Income)	6,567	(112)		(103)		6,352

Pre-Tax Income	4,812	214		257		5,284

Pre-Tax Income Margin	20.3%	0.9	Pts	1.1	Pts	22.3%

Provision for Income Taxes***	772	48		77		897

Effective Tax Rate	16.0%	0.3	Pts	0.7	Pts	17.0%

Net Income	4,041	166		181		4,387

Net Income Margin	17.0%	0.7	Pts	0.8	Pts	18.5%

Diluted Earnings Per Share	$3.68	$0.15		$0.16		$3.99

	THIRD-QUARTER 2012
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$11,732	$95		$67		$11,894

Gross Profit Margin	47.4%	0.4	Pts	0.3	Pts	48.1%

S,G&A	5,908	(88)		(196)		5,625

R,D&E	1,534	0		5		1,539

Other (Income) & Expense	(606)	(5)		0		(611)

Total Expense & Other (Income)	6,657	(92)		(191)		6,374

Pre-Tax Income	5,074	188		258		5,520

Pre-Tax Income Margin	20.5%	0.8	Pts	1.0	Pts	22.3%

Provision for Income Taxes***	1,251	47		67		1,364

Effective Tax Rate	24.6%	0.0	Pts	0.1	Pts	24.7%

Net Income	3,824	141		191		4,155

Net Income Margin	15.5%	0.6	Pts	0.8	Pts	16.8%

Diluted Earnings Per Share	$3.33	$0.12		$0.17		$3.62

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	NINE-MONTHS 2013
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$34,189	$289		$474		$34,953

Gross Profit Margin	47.5%	0.4	Pts	0.7	Pts	48.5%

S,G&A	17,512	(294)		(286)		16,933

R,D&E	4,661	0		(43)		4,618

Other (Income) & Expense	(214)	(8)		0		(222)

Total Expense & Other (Income)	21,627	(302)		(329)		20,997

Pre-Tax Income	12,562	590		803		13,956

Pre-Tax Income Margin	17.4%	0.8	Pts	1.1	Pts	19.4%

Provision for Income Taxes***	2,263	112		239		2,614

Effective Tax Rate	18.0%	0.0	Pts	0.7	Pts	18.7%

Net Income	10,299	479		564		11,342

Net Income Margin	14.3%	0.7	Pts	0.8	Pts	15.7%

Diluted Earnings Per Share	$9.27	$0.43		$0.51		$10.21

	NINE-MONTHS 2012
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$35,131	$276		$204		$35,611

Gross Profit Margin	46.7%	0.4	Pts	0.3	Pts	47.4%

S,G&A	17,632	(258)		(265)		17,108

R,D&E	4,722	0		14		4,736

Other (Income) & Expense	(796)	(7)		0		(803)

Total Expense & Other (Income)	21,060	(265)		(251)		20,545

Pre-Tax Income	14,071	541		454		15,067

Pre-Tax Income Margin	18.7%	0.7	Pts	0.6	Pts	20.0%

Provision for Income Taxes***	3,300	143		127		3,569

Effective Tax Rate	23.5%	0.1	Pts	0.1	Pts	23.7%

Net Income	10,771	399		328		11,498

Net Income Margin	14.3%	0.5	Pts	0.4	Pts	15.3%

Diluted Earnings Per Share	$9.27	$0.34		$0.28		$9.90

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

Contact:	IBM
Mike Fay, 914-525-8476
mikefay@us.ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

ATTACHMENT II

3Q 2013 Earnings Presentation October 16, 2013

Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplemental materials entitled “Non-GAAP Supplemental Materials” that are linked to the Company’s investor relations web site at http://www.ibm.com/investor/events/3q13.phtml The Non-GAAP Supplemental Materials are also included as Attachment II to the Company’s Form 8-K dated October 16, 2013.

3Q 2013 Total Services returned to revenue growth @CC, led by GBS Software Key Branded Middleware grew mid-single digits @CC Hardware mainframe growth more than offset by declines in Power, System x and Storage Major markets yr/yr performance improved; growth markets declined Continued strong performance in growth initiatives that address key market trends Smarter Planet revenue +20% YTD Business Analytics +8% YTD Cloud +>70% YTD; >$1B in revenue for first time in a quarter Expanded gross and net margins Revenue $23.7B -4%, -2% yr/yr @CC Operating (Non-GAAP) EPS $3.99 10% yr/yr Continue to expect 2013 Operating EPS of at least $16.25, $16.90 excluding 2Q Workforce Rebalancing charge

Key Financial Metrics P&L Ratios (Operating) 3Q13 B/(W) Yr/Yr GP Margin 49.1% 1.0 pts PTI Margin 22.3% Flat NI Margin 18.5% 1.7 pts Tax Rate 17.0% 7.7 pts P&L Highlights 3Q13 B/(W) Yr/Yr Revenue $23.7 (4%) @CC (2%) PTI – Operating $5.3 (4%) NI – Operating $4.4 6% EPS – Operating $3.99 10% Cash Highlights 3Q13 Last 12 Mos. Free Cash Flow (excl GF Receivables) $2.2 $16.1 Share Repurchase (Gross) 1.9 11.1 Dividends 1.0 4.0 Cash Balance @ Sept. 30 10.2 $ in Billions, except EPS

Revenue by Geography 3Q13 B/(W) Yr/Yr Rptd @CC Americas $10.3 (1%) Flat Europe/ME/A 7.3 1% (2%) Asia Pacific 5.5 (15%) (4%) Total Geographies $23.2 (4%) (2%) IBM $23.7 (4%) (2%) Major Markets (3%) (1%) Growth Markets (9%) (5%) BRIC Countries (15%) (12%) $ in Billions APac U.S. -1% EMEA Canada/LA Japan +5% @CC OEM Flat Major markets yr/yr performance improved; growth markets declined

Revenue and Gross Profit Margin by Segment 3Q13 B/(W) Yr/Yr Rptd @CC 3Q13 B/(W) Yr/Yr Pts Global Technology Services $9.5 (4%) (1%) 39.0% 1.7 pts Global Business Services 4.6 Flat 5% 32.9% 1.8 pts Software 5.8 1% 2% 88.0% Flat Systems & Technology 3.2 (17%) (16%) 33.6% (3.6 pts) Global Financing 0.5 6% 9% 47.2% 1.4 pts Total Revenue & Op. GP Margin $23.7 (4%) (2%) 49.1% 1.0 pts $ in Billions Operating Gross Profit Margin Revenue Margin expansion driven by Services and mix to Software

Expense Summary 3Q13 B/(W) Yr/Yr Currency Acq.* Base SG&A – Operating excl. Workforce Rebalancing** $5.1 10% 3% 2 pts (2 pts) 10 pts RD&E – Operating 1.5 6% 0 pts (2 pts) 8 pts IP and Development Income (0.2) (37%) Other (Income)/Expense excl. 3Q12 RSS Sale Gain*** (0.1) (90%) (62%) Interest Expense 0.1 22% Operating Expense & Other Income $6.4 Flat 1 pts (2 pts) 2 pts $ in Billions B/(W) Yr/Yr Drivers * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges ** Excludes $407M of Workforce Rebalancing in 3Q12 and $13M in 3Q13 *** Excludes $447M Retail Store Solutions sale gain

 B/(W) Yr/Yr 3Q13 Rptd @CC Revenue (External) $9.5 (4%) (1%) Gross Margin (External) 39.0% 1.7 pts Pre-Tax Income $1.9 12% PTI Margin 19.4% 2.8 pts Services Segments Global Technology Services (GTS) Global Business Services (GBS) Total Services returned to revenue growth @CC 3Q13 Revenue (% of Total Services) $ in Billions B/(W) Yr/Yr 3Q13 Rptd @CC Revenue (External) $4.6 Flat 5% Gross Margin (External) 32.9% 1.8 pts Pre-Tax Income $0.9 28% PTI Margin 20.0% 4.4 pts $ in Billions 3Q13 Revenue Yr/Yr GTS Rptd @CC GTS Outsourcing (6%) (3%) Integrated Technology Services (1%) 2% Maintenance (2%) Flat GBS GBS Outsourcing (2%) 3% Consulting & Systems Integration 1% 5% 3Q13 Services Backlog $141B 2% 6% GTS Outsourcing 38% GBS C&SI 25% Maint. 13% ITS 17% GBS Outsourcing 7%

Software Segment B/(W) Yr/Yr 3Q13 Rptd @CC Revenue (External) $5.8 1% 2% Gross Margin (External) 88.0% Flat Pre-Tax Income $2.4 2% PTI Margin 36.8% 1.2 pts 3Q13 Revenue Yr/Yr Rptd @CC WebSphere Family Flat 1% Information Management 2% 3% Tivoli 2% 3% Social Workforce Solutions 14% 15% Rational 12% 14% Key Branded Middleware 3% 4% Total Middleware 1% 2% Total Software 1% 2% 3Q13 Revenue (% of Total Software) Key Branded Middleware 64% Operating Systems 10% Other Middleware 18% Other 8% $ in Billions Mid-single digit growth in Key Branded Middleware

Systems & Technology Segment B/(W) Yr/Yr 3Q13 Rptd @CC Revenue (External) $3.2 (17%) (16%) Gross Margin (External) 33.6% (3.6 pts) Pre-Tax Income ($0.2) nm PTI Margin (4.9%) (7.9 pts) $ in Billions 3Q13 Revenue (% of Total Sys & Tech) 3Q13 Revenue Yr/Yr Rptd @CC System z 6% 7% Power Systems (38%) (37%) System x (18%) (16%) Storage (11%) (10%) Total Systems (19%) (18%) Microelectronics OEM 1% 1% Total Systems & Technology (17%) (16%) System z driven by double-digit growth in major markets; other brands declined Servers 65% Storage 20% Micro OEM 15%

Cash Flow Analysis 3Q13 B/(W) Yr/Yr YTD 3Q13 B/(W) Yr/Yr Net Cash from Operations $3.8 ($0.8) $11.0 ($2.3) Less: Global Financing Receivables 0.5 0.2 1.6 0.4 Net Cash from Operations (excluding GF Receivables) 3.3 (0.9) 9.3 (2.7) Net Capital Expenditures (1.0) 0.0 (2.7) 0.6 Free Cash Flow (excluding GF Receivables) 2.2 (0.9) 6.6 (2.0) Acquisitions (2.4) (2.0) (2.6) (0.3) Divestitures 0.2 (0.3) 0.2 (0.3) Dividends (1.0) (0.1) (3.0) (0.2) Share Repurchases (Gross) (1.9) 1.1 (8.1) 0.9 Non-GF Debt 1.4 0.7 1.6 (0.7) Other (includes GF A/R & GF Debt) 1.4 0.4 4.3 1.5 Change in Cash & Marketable Securities ($0.1) ($1.2) ($0.9) ($1.2) $ in Billions

Sept. ‘12 Dec. ‘12 Sept. ‘13 Cash & Marketable Securities $12.3 $11.1 $10.2 Non-GF Assets* 71.2 70.6 73.0 Global Financing Assets 32.3 37.5 34.7 Total Assets 115.8 119.2 117.8 Other Liabilities 60.4 67.0 61.7 Non-GF Debt* 10.3 8.8 10.4 Global Financing Debt 23.3 24.5 25.8 Total Debt 33.7 33.3 36.2 Total Liabilities 94.1 100.2 97.8 Equity 21.7 19.0 20.0 Non-GF Debt / Capital 36% 36% 39% Global Financing Leverage 7.1 7.0 7.1 Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

3Q12 Operating EPS Revenue Growth @ Actual Margin Expansion Share Repurchases 3Q13 Operating EPS Operating EPS Bridge – 3Q12 to 3Q13 $3.62 ($0.15) $0.35 $0.17 $3.99

Hardware / Financing Services Software Sum of external segment pre-tax income not equal to IBM pre-tax income * Non-GAAP: Excludes acquisition-related charges and non-operating retirement-related charges 2000 & 2001 segments not restated for stock based compensation; 2000-2010 Segment PTI is reclassified to conform with 2012 operating presentation Operating PTI / EPS * Segment Operating PTI Operating EPS At Least $20 3Q 2013 Summary $15.25 At Least $16.25 Continue to expect 2013 Operating EPS of at least $16.25, $16.90 excluding 2Q Workforce Rebalancing charge $3.32 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13e '14e '15e

[LOGO]

Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Pre-Tax Income by Segment Global Financing Portfolio Revenue by Key Industry Sales Unit Cash Flow (FAS 95) Non-GAAP Supplemental Materials Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency Cash Flow, Debt-to-Capital Ratio, Retail Store Solutions (RSS) Divestiture, Workforce Rebalancing Reconciliation of Operating Earnings Per Share GAAP to Operating (Non-GAAP) Bridge – 3Q 2013 GAAP to Operating (Non-GAAP) Bridge – 3Q 2012 Reconciliation of Operating EPS Bridge – 3Q 2012 to 3Q 2013 GAAP to Operating (Non-GAAP) Bridge – 3Q 2013 and 3Q 2012 Reconciliation of B/(W) Yr/Yr Expense Drivers – 3Q 2013 Reconciliation of Free Cash Flow (excluding GF Receivables) – 12 months ended 9/30/13, 3 months ended 9/30/12 Reconciliation of Revenue Growth Reconciliation of Debt-to-Capital Ratio Global Financing Return on Equity – 3Q 2013 Reconciliation of Consolidated EPS Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding Supplemental Materials

Currency – Year/Year Comparison Quarterly Averages per US $ Supplemental Materials 1Q13 Yr/Yr 2Q13 Yr/Yr 3Q13 Yr/Yr 10/15 Spot 4Q13 FY13 1Q14 2Q14 Euro 0.76 1% 0.77 2% 0.75 6% 0.74 4% 3% 2% 3% Pound 0.65 (1%) 0.65 (3%) 0.64 (2%) 0.63 (1%) (2%) 3% 4% Yen 92 (16%) 99 (23%) 99 (26%) 99 (21%) (22%) (7%) 0% Impact (2 pts) (2 pts) (2.5 pts) ~(2 pts) (2 pts) ~(1 pts) 0-1 pts 3Q13 (US$B) Yr/Yr $23.7 (4%) (0.6) (2.5 pts) (2%) 10/15 Spot Revenue As Reported Currency Impact Revenue @CC

Supplemental Segment Information – 3Q 2013 $ in Billions Backlog 3Q13 Yr/Yr @CC Total Backlog $141 2% 6% Change in Backlog due to Currency Quarter-to-Quarter $3 Year-to-Year ($4) Outsourcing Backlog $90 1% 4% Signings 3Q13 Yr/Yr @CC Outsourcing $6.1 (17%) (14%) - GTS O/S, GBS O/S (AMS) Transactional 6.2 5% 8% - ITS, Consulting & AMS SI (incl. US Federal) Total Signings $12.3 (7%) (4%) Note: Actual backlog calculated using September 30 currency spot rates Revenue Growth Yr/Yr @CC GTS Outsourcing (6%) (3%) Integrated Tech Services (1%) 2% Maintenance (2%) Flat Total GTS (4%) (1%) GBS Outsourcing (2%) 3% GBS C&SI 1% 5% Total GBS Flat 5% Total Outsourcing (6%) (2%) Total Transactional Flat 4% Maintenance (2%) Flat Global Services Revenue Global Services Backlog / Signings Supplemental Materials

Supplemental Segment Information – 3Q 2013 Revenue Growth Yr/Yr @CC GP% Share System z 6% 7% = Power Systems (38%) (37%) = System x (18%) (16%) = Storage (11%) (10%) Total Systems (19%) (18%) Microelectronics OEM 1% 1% Total Sys & Tech (17%) (16%) Supplemental Materials Systems & Technology Software Revenue Growth Yr/Yr @CC WebSphere Family Flat 1% Information Management 2% 3% Tivoli 2% 3% Social Workforce Sols. 14% 15% Rational 12% 14% Key Branded Middleware 3% 4% Other Middleware (5%) (3%) Total Middleware 1% 2% Operating Systems (4%) (2%) Other Software/Services 1% 2% Total Software 1% 2%

Pre-Tax Income by Segment $ in Billions 3Q13 PTI $ B/(W) Yr/Yr B/(W) Yr/Yr Excl. WFR* 3Q13 PTI % B/(W) Yr/Yr B/(W) Yr/Yr Excl. WFR* Global Technology Services $1.9 12% 3% 19.4% 2.8 pts 1.4 pts Global Business Services 0.9 28% 12% 20.0% 4.4 pts 2.0 pts Software 2.4 2% (1%) 36.8% 1.2 pts (0.2 pts) Systems & Technology (0.2) nm nm (4.9%) (7.9 pts) (9.0 pts) Global Financing 0.5 4% 3% 48.7% (0.7 pts) (1.0 pts) Segment PTI $ Segment PTI Margin * Yr/Yr excludes Workforce Rebalancing from both years for comparison purposes Supplemental Materials

21 21 Global Financing Portfolio 3Q13 – $27.9B Net External Receivables Supplemental Materials 3Q13 2Q13 3Q12 Identified Loss Rate 1.0% 0.8% 0.9% Anticipated Loss Rate 0.3% 0.4% 0.4% Reserve Coverage 1.3% 1.2% 1.3% Client Days Delinquent Outstanding 3.0 3.4 2.9 Commercial A/R > 30 Days $ 44 M $ 67 M $ 36 M Non-Investment Grade 41% Investment Grade 59% 21% 38% 20% 12% 7% 2% 0% 10% 20% 30% 40% 50% AAA to A- BBB+ to BBB- BB+ to BB BB- to B+ B to B- CCC+ to D

 3Q13 B/(W) Yr/Yr* Rptd @CC Financial Services $6.4 (1%) 3% Public 2.9 (2%) (2%) Industrial 1.8 (2%) 2% Distribution 1.6 (6%) (5%) Communications 1.7 (13%) (12%) General Business 8.1 (5%) (3%) Total IBM $23.7 (4%) (2%) Revenue by Key Industry Sales Unit $ in Billions General Business Comms Distribution Industrial Public Financial Services Supplemental Materials * Reclassified to conform with 2013 presentation; reflects coverage model change in certain geographies

Cash Flow (FAS 95) QTD 3Q13 QTD 3Q12 YTD 3Q13 YTD 3Q12 Net Income from Operations $4.0 $3.8 $10.3 $10.8 Depreciation / Amortization of Intangibles 1.2 1.2 3.5 3.5 Stock-based Compensation 0.1 0.2 0.5 0.5 Working Capital / Other (2.1) (1.0) (4.9) (2.8) Global Financing A/R 0.5 0.3 1.6 1.2 Net Cash provided by Operating Activities 3.8 4.5 11.0 13.2 Capital Expenditures, net of payments & proceeds (1.0) (1.0) (2.7) (3.3) Divestitures, net of cash transferred 0.2 0.6 0.2 0.6 Acquisitions, net of cash acquired (2.4) (0.3) (2.6) (2.3) Marketable Securities / Other Investments, net 0.6 (0.2) 0.6 0.1 Net Cash used in Investing Activities (2.5) (1.0) (4.4) (4.9) Debt, net of payments & proceeds 2.0 1.2 3.4 2.4 Dividends (1.0) (1.0) (3.0) (2.8) Common Stock Repurchases (1.9) (3.0) (8.1) (9.0) Common Stock Transactions - Other 0.2 0.3 0.8 1.2 Net Cash used in Financing Activities (0.8) (2.5) (6.9) (8.2) Effect of Exchange Rate changes on Cash 0.1 0.0 0.0 (0.2) Net Change in Cash & Cash Equivalents $0.5 $1.0 ($0.3) $0.0 $ in Billions Supplemental Materials

24 Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures excluding the effects of certain acquisition-related charges, non-operating retirement-related costs, and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For the 2015 earnings per share roadmap, the company is utilizing an operating view to establish its objectives and track its progress. The company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

25 Non-GAAP Supplemental Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Retail Store Solutions (RSS) Divestiture On April 17, 2012, the company announced that it had signed a definitive agreement with Toshiba Tec for the sale of its RSS business to Toshiba Tec. Management presents certain financial results excluding the effects of the RSS divestiture. Management believes that presenting financial information regarding revenue without this item is more representative of operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful to investors. Workforce Rebalancing On April 18, 2013, the company announced it expected to take most of its workforce rebalancing actions for 2013 in the second quarter as compared to 2012 when these actions were distributed across the four quarters of the year. The company took a $1 billion workforce rebalancing charge in the second quarter. Management believes that presenting certain financial information without this item is most indicative of operational trajectory. Supplemental Materials

26 Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Amortization of Purchased Intangibles Other Acquisition-Related Charges Non-Operating Retirement-Related Items IBM GAAP EPS Adjustments 2013 Expectations $15.01+ $16.25+ $0.58 $0.57 $0.01 $0.66 The above serves to reconcile the Non-GAAP financial information contained in “ 3Q 2013” and “3Q 2013 Summary” discussions in the company’s earnings presentation. See Slides 24-25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials * Includes acquisitions through September 30, 2013 2013 Expectations excl. 2Q Workforce Rebal. $16.90+

27 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q 2013 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $11,380 $102 $154 $11,636 SG&A 5,255 (111) (89) 5,055 RD&E 1,468 0 (14) 1,454 Other Income & Expense (62) (1) 0 (63) Total Operating Expense & Other Income 6,567 (112) (103) 6,352 Pre-Tax Income 4,812 214 257 5,284 Tax *** 772 48 77 897 Net Income 4,041 166 181 4,387 Diluted Earnings Per Share $3.68 $0.15 $0.16 $3.99 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “3Q 2013”, “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

28 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q 2012 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $11,732 $95 $67 $11,894 SG&A 5,908 (88) (196) 5,625 RD&E 1,534 0 5 1,539 Other Income & Expense (606) (5) 0 (611) Total Operating Expense & Other Income 6,657 (92) (191) 6,374 Pre-Tax Income 5,074 188 258 5,520 Tax *** 1,251 47 67 1,364 Net Income 3,824 141 191 4,155 Diluted Earnings Per Share $3.33 $0.12 $0.17 $3.62 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “3Q 2013”, “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

29 * Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. Non-GAAP Supplemental Materials Reconciliation of Operating EPS Bridge – 3Q 2012 to 3Q 2013 The above serves to reconcile the Non-GAAP financial information contained in the “Operating EPS Bridge – 3Q12 to 3Q13” discussion in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) 3Q12 EPS $3.33 $0.12 $0.17 $3.62 Revenue growth @ actual (0.14) (0.00) (0.01) (0.15) Margin expansion 0.33 0.02 0.00 0.35 Share repurchases 0.16 0.01 0.00 0.17 3Q13 EPS $3.68 $0.15 $0.16 $3.99 Supplemental Materials

30 3Q 2013 GAAP Acquisition-related Adjustments* Retirement-related Adjustments ** Operating (Non-GAAP) Gross Profit Margin 48.0% 0.4 pts 0.6 pts 49.1% PTI Margin 20.3% 0.9 pts 1.1 pts 22.3% Tax Rate *** 16.0% 0.3 pts 0.7 pts 17.0% Net Income Margin 17.0% 0.7 pts 0.8 pts 18.5% 3Q 2012 Gross Profit Margin 47.4% 0.4 pts 0.3 pts 48.1% PTI Margin 20.5% 0.8 pts 1.0 pts 22.3% Tax Rate *** 24.6% 0.0 pts 0.1 pts 24.7% Net Income Margin 15.5% 0.6 pts 0.8 pts 16.8% * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” , “Operating non-GAAP results” and “Pre-Tax Income’ discussions in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 3Q 2013 and 3Q 2012 Supplemental Materials

31 GAAP Non-GAAP Adjustments Operating (Non-GAAP) SG&A Currency 2 pts 0 pts 2 pts Acquisitions (2 pts) 0 pts (2 pts) Base 12 pts (1 pts) 10 pts RD&E Currency 0 pts 0 pts 0 pts Acquisitions (2 pts) 0 pts (2 pts) Base 7 pts 1 pts 8 pts Operating Expense & Other Income Currency 1 pts 0 pts 1 pts Acquisitions (2 pts) 0 pts (2 pts) Base 3 pts 1 pts 2 pts Non-GAAP Supplemental Materials The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – 3Q 2013

32 Non-GAAP Supplemental Materials 12 months ended 9/30/13 3 months ended 9/30/12 Net Cash from Operations $17.3 $4.5 Less: Global Financing Receivables (2.5) 0.3 Net Cash from Operations (excluding GF Receivables) 19.8 4.2 Net Capital Expenditures (3.7) (1.0) Free Cash Flow (excluding GF Receivables) $16.1 $3.1 $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” discussion in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

33 33 33 Non-GAAP Supplemental Materials Americas Europe/ME/A Japan Major Markets China China S&T Segment contribution to: IBM Growth Rate Growth Markets Growth Rate As Rptd (3%) Flat (5%) @CC (3%) (1%) (2%) Reconciliation of Revenue Growth 2Q13 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography,” “Software Segment,” and “Systems & Technology Segment” discussions in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 3Q13 Yr/Yr As Rptd (17%) (20%) As Rptd (1.1 pts) (4.3 pts) @CC 5% (22%) @CC (1.2 pts) (4.9 pts) 3Q13 Yr/Yr

34 Reconciliation of Debt-to-Capital Ratio Sept. 2013 Dec. 2012 Sept. 2012 Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital 39% 64% 36% 64% 36% 61% The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials Supplemental Materials

35 * Calculated based upon an estimated tax rate principally based on Global Financing’s geographic mix of earnings as IBM’s provision for income taxes is determined on a consolidated basis.. ** Average of the ending equity for Global Financing for the three months ended September 30, 2013. Non-GAAP Supplemental Materials Global Financing Return on Equity – 3Q 2013 The above serves to reconcile the Non-GAAP financial information contained in the “Revenue and Gross Profit Margin by Segment” discussion in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Numerator: Global Financing after tax income* $333 Annualized after tax income (A) $1,331 Denominator: Annualized Global Financing equity (B)** $3,543 Global Financing return on equity (A)/(B) 37.6% Supplemental Materials

36 Non-GAAP Supplemental Materials Reconciliation of Consolidated EPS The above serves to reconcile the Non-GAAP financial information contained in the “3Q 2013 Summary” discussion in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. EPS (As Reported) Acquisition-Related Non-Operating Retirement-Related Operating EPS 2000 $3.88 $0.05 ($0.62) $3.32 2012 14.37 0.55 0.33 15.25 Supplemental Materials

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